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                                                                       EXHIBIT 5

                                                                OCTOBER 15, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Re:
  McDonald's Corporation
  Registration Statement on Form S-3

Dear Ladies and Gentlemen:

  In my capacity as Vice President, Associate General Counsel and Secretary of McDonald's Corporation (the "Company"), a Delaware corporation, I have supervised and participated in the legal proceedings and matters relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of $1,000,000,000 in proposed maximum aggregate offering price of Debt Securities to be issued under a Senior Debt Securities Indenture or a Subordinated Debt Securities Indenture (the "Indentures"), as supplemented, between the Company and First Union National Bank, as trustee (the "Trustee"), all as more fully described in the registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement").

  I am an attorney licensed to practice law in the State of Illinois and my opinion is expressly limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

  I advise you that in my opinion:

    1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.

    2. When (a) the Registration Statement has become effective under the Securities Act, and provided no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and (b) the Debt Securities are qualified for sale (or exempt) under the securities laws of the states in which offered for sale, then upon the execution of the Indentures, any indenture or indentures supplemental thereto, and the Underwriting Agreement and the issuance and sale of the Debt Securities in conformance with the provisions of the applicable Indenture, as supplemented, and the Underwriting Agreement, the Debt Securities will be, when sold, duly authorized, legally issued, fully paid and non-assessable obligations of the Company, entitled to all of the benefits of the applicable Indenture, as supplemented, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor's rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

  I am aware that I am named in the Registration Statement as counsel for the Company and hereby consent to such use of my name.

                                          Very truly yours,

                                          /s/ Gloria Santona
                                          -------------------------------------
                                          Gloria Santona